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                                                                    EXHIBIT 10.1

                                    AMENDMENT
                           EFFECTIVE AS OF MAY 1, 2002

                                     TO THE

                           NOBLE DRILLING CORPORATION
               EQUITY COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS

                  WHEREAS, Noble Drilling Corporation, a Delaware corporation ("Noble-Delaware"), established the Noble Drilling Corporation Equity Compensation Plan for Non-Employee Directors (the "Equity Plan"), and reserved the right of its Board of Directors under the conditions specified in Section 6 thereof to amend the Equity Plan without obtaining shareholder approval; and

                  WHEREAS, Noble-Delaware entered into that certain Agreement and Plan of Merger (the "Merger Agreement"), dated as of March 11, 2002, by and among Noble-Delaware, Noble Corporation, a Cayman Islands exempted company limited by shares ("Noble-Cayman"), Noble Holding (U.S.) Corporation, a Delaware corporation ("Holdco"), and Noble Cayman Acquisition Corporation, a Delaware corporation ("Merger Sub"); and

                  WHEREAS, pursuant to the Merger Agreement, on April 30, 2002, Merger Sub merged with and into Noble-Delaware, with Noble-Delaware being the surviving corporation and becoming an indirect, wholly owned subsidiary of Noble-Cayman, and each issued and outstanding share of common stock, par value US$0.10 per share, of Noble-Delaware automatically became one ordinary share, par value US$0.10 per share, of Noble-Cayman (collectively, the "Reorganization"); and

                  WHEREAS, pursuant to Section 4.1 of the Merger Agreement, the Assumed Plans (as defined therein) of Noble-Delaware were assumed by Noble-Cayman at the Effective Time (as defined therein) and continue as plans and agreements of Noble-Cayman; and

                  WHEREAS, the Equity Plan is an Assumed Plan as defined in the Merger Agreement and therefore was assumed by Noble-Cayman at the Effective Time and has continued as a plan and agreement of Noble-Cayman since the Effective Time; and

                  WHEREAS, pursuant to Section 4.1(c) of the Merger Agreement, which provides for necessary and appropriate amendments with respect to the Assumed Plans, Noble-Cayman desires to amend the Equity Plan to reflect the Reorganization;

                  NOW THEREFORE, Noble-Cayman does hereby assume the sponsorship of the Equity Plan and does hereby amend the Equity Plan, effective from and after the Effective Time, to provide for the Reorganization and to provide for certain other changes as follows:

         1. All references in the Equity Plan to "Noble Drilling Corporation" are amended to refer to "Noble Corporation," and all references to the "Company" shall mean Noble Corporation, a Cayman Islands exempted company limited by shares.





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         2. The Equity Plan shall be renamed the "Noble Corporation Equity
Compensation Plan for Non-Employee Directors" and all references in the Equity Plan to "Common Stock" or "shares of Common Stock" are amended to read "Ordinary Shares," and all references to "stock" or "stockholders" are amended to read "shares" or "members," respectively.

         3. Subsection 2(c) of the Equity Plan is deleted in its entirety, and subsections 2(d) and 2(e) are redesignated as subsections 2(c) and 2(d), respectively. The following shall be added as a new subsection 2(e) of the Equity Plan:

         "(e) 'Ordinary Shares' means the Ordinary Shares, par value US$0.10 per share, of the Company, or any shares or other securities of the Company hereafter issued or issuable in substitution or exchange for the Ordinary Shares. "

         4. Subsection 4(a) of the Equity Plan is deleted in its entirety and the following is substituted therefor:

         "(a) Number of Shares. Seventy-five thousand (75,000) Ordinary Shares are authorized for issuance under the Plan in accordance with the provisions of the Plan. Ordinary Shares issued pursuant to the Plan shall be shares of original issuance, as the Board of Directors, in its discretion, shall from time to time determine; provided, however, that if the rules of any stock exchange or stock market on which the Ordinary Shares are listed require member approval of the Plan as a prerequisite for listing on such stock exchange or stock market the Ordinary Shares issuable under the Plan, then no such shares shall be issued unless member approval is obtained."

         5. This Amendment No. 1 shall amend only those provisions of the Equity Plan set forth herein, and those sections, subsections, phrases or words not expressly amended hereby shall remain in full force and effect.





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                  IN WITNESS WHEREOF, the undersigned has executed this
Amendment to be effective as of the date first above written.

                                        NOBLE CORPORATION


                                        By: /s/ Robert D. Campbell
                                           -------------------------------------
                                           Robert D. Campbell,
                                           President




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